UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   April 20, 2010

EQUIFAX INC.
(Exact name of registrant as specified in Charter)

Georgia	001-06605	58-0401110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia		30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (404) 885-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation Actions

On April 20, 2010, the Compensation, Human Resources and Management Succession Committee (the “Committee”) of the Board of Directors of Equifax Inc. (the “Company”) approved annual long-term incentive (“LTI”) award opportunities for named executive officers pursuant to the Company’s shareholder-approved 2008 Omnibus Incentive  Plan (the "Plan").  The named executive officers include Richard F. Smith, Chairman and Chief Executive Officer; Lee Adrean, Corporate Vice President and Chief Financial Officer; Coretha M. Rushing, Corporate Vice President and Chief Human Resources Officer; Kent E. Mast, Corporate Vice President and Chief Legal Officer; and William W. Canfield, President, TALX.

The Committee approved the following annual stock option and performance-based restricted stock unit awards to the named executive officers effective as of April 30, 2010:

Named Executive Officer	Stock Options	Maximum Number of Qualified Performance-Based Restricted Stock Units
R. Smith	190,000	80,000
L. Adrean	32,000	19,000
C. Rushing	25,000	12,000
K. Mast	25,000	12,000
W. Canfield	25,000	12,000

The stock options are non-qualified, have a ten-year term and vest 33-1/3% on the first anniversary of the grant date and 33-1/3% on each of the next two grant date anniversaries if the officer remains employed by the Company on those dates or has retired, subject to acceleration in the event of a change in control and adjustment in certain events.

The qualified performance-based restricted stock units awards have both time-based and performance-based vesting conditions.  The awards provide for  a three-year vesting period from the date of grant if the officer remains actively employed by the Company, subject to acceleration if the termination is due to death, disability or change in control, and adjustment in certain events.  Awards will no longer vest immediately upon an executive's retirement as is the case with prior awards.  The awards also require the achievement of certain applicable performance-based vesting conditions which reflect the Company's intention to qualify, to the extent practicable, compensation paid to officers as tax deductible, subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code.  The maximum number of shares listed above for each executive officer that vests on the vesting date will be equal in value to one-half of one percent (or one and one-half percent in the case of the Chief Executive Officer) of the sum of the Company's cumulative operating income for the period April 1, 2010 through December 31, 2012, as determined by the Committee in accordance with the Plan, divided by the fair market value of a share on the vesting date.

Copies of the form of non-qualified stock option award agreement, qualified performance-based restricted stock unit award agreement (senior leadership team) and restricted stock unit award agreement (non-senior leadership team employees) are attached to this report as Exhibits 10.1, 10.2, and 10.3, respectively, and incorporated herein by reference.

Director and Executive Officer Retirement

On April 26, 2010, William W. Canfield, a member of the Company's Board of Directors, President of the Company’s TALX business unit and a named executive officer, announced his intention to retire from the Board effective as of June 1, 2010.  Mr. Canfield will retire as President of TALX effective June 1, 2010, and as an officer of the Company effective December 31, 2010, after assisting with the transition in leadership of TALX to J. Dann Adams, previously President of the Company’s U.S. Consumer Information Solutions unit.  Mr. Canfield will continue to receive his current annual base salary of $606,375; Annual Incentive Plan cash bonus opportunity for 2010; the 2010 LTI awards previously described; and other employee benefits.

Item 8.01	Other Events.

A copy of the Company’s press release dated April 26, 2010 announcing the retirement of William W. Canfield from the Board of Directors and as President of the TALX unit of the Company effective June 1, 2010, and several other changes in the Company senior management, is attached as Exhibit 99.1 hereto.  The information in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1	Form of Non-Qualified Stock Option Agreement
10.2	Form of Qualified Performance-Based Restricted Stock Unit Agreement [Senior Leadership Team]
10.3	Form of Restricted Stock Unit Agreement [non-Senior Leadership Team employees]
99.1	Press release of Equifax Inc. dated April 26, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

	By:	/s/ Kent E. Mast
	Name:	Kent E. Mast
	Title:	Corporate Vice President and Chief Legal Officer

Date: April 26, 2010

Exhibit Index

The following exhibit is being furnished with this report:

Exhibit No.	Description
10.1	Form of Non-Qualified Stock Option Agreement
10.2	Form of Qualified Performance-Based Restricted Stock Unit Agreement [Senior Leadership Team]
10.3	Form of Restricted Stock Unit Agreement [non-Senior Leadership Team employees]
99.1	Press release of Equifax Inc. dated April 26, 2010